Exhibit 21

                      LIBERTY PROPERTY TRUST
               LIBERTY PROPERTY LIMITED PARTNERSHIP
                       LIST OF SUBSIDIARIES



Liberty Property Trust
Liberty Property Limited Partnership
Liberty Lehigh Partnership
Liberty Property Philadelphia Limited Partnership
Liberty Property Philadelphia Limited Partnership II
Liberty Property Philadelphia Limited Partnership III
Liberty Property Philadelphia Corporation
Liberty Property Philadelphia Trust
Liberty Property Philadelphia Limited Partnership IV East
Liberty Property Philadelphia Limited Partnership IV West
Liberty Property Philadelphia Corporation IV East
Liberty Property Philadelphia Corporation IV West
Liberty Property Philadelphia Trust IV East
Liberty Property Philadelphia Trust IV West
Liberty 2001 Corp.
Liberty Property Development Corp.
Liberty Property Development Corp. II
Liberty Property Development Corp. III
Liberty Special Purpose Trust
Liberty Property Scottsdale Limited Partnership
Liberty UK Development Corp.
LP Malvern Limited Partnership
LP Malvern LLC
Land Holdings Realty LLC
Rivers Business Commons Associates Limited Partnership
Aymer House Ltd.